UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2007

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th St, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 521 4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, the Company entered into an agreement with Mitchell H. Caplan, the Company’s former Chief Executive Officer, pursuant to which Mr. Caplan’s employment terminated and he resigned from the Company’s Board of Directors effective December 31, 2007.  In accordance with the terms of a pre-existing employment agreement dated September 1, 2004 between the Company and Mr. Caplan, the Company agreed to provide Mr. Caplan with (i) a severance payment equal to $10.9 million (representing two times the sum of his annual base salary and annual bonus paid for fiscal 2006), (ii) two years of medical, life and disability insurance coverage, and (iii) attorney fees of up to $10,000.  Mr. Caplan also released any and all claims against the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement Between E*TRADE Financial Corporation and Mitchell Caplan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Arlen W. Gelbard
	Name:	Arlen W. Gelbard
	Title:	Chief Administrative Officer and General Counsel

Dated: January 2, 2008

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement Between E*TRADE Financial Corporation and Mitchell Caplan